Exhibit 99.1

Inseego Announces Termination of Transaction with TCL, Leadership Changes, and Company-Wide Restructuring

Veteran Telecommunications Executive Dan Mondor named CEO

Philip Falcone elected as Chairman of the Board of Directors

Inseego and TCL terminate agreement to sell MiFi business

Company commits to MiFi growth strategy

Guides to positive free cash flow in the fourth quarter 2017 and targets minimum $25-30 million annualized Adjusted EBITDA run-rate by year-end 2017

Board-approved restructuring intended to streamline operations and refocus Inseego on its highest value operations

Company to host investor conference call at 8:30 a.m. ET on Thursday, June 8

SAN DIEGO—June 7, 2017—Inseego Corp. (Nasdaq: INSG) , a leading provider of MiFi®-branded intelligent wireless solutions for the worldwide mobile communications market and SaaS solutions for the Internet of Things (“IoT”), today announced key additions to the management team and changes to its Board of Directors as the Company embarks on an overhauled corporate strategy and immediately executes a restructuring plan to drive the Company to near-term profitability and reduced leverage.

Management & Leadership Changes

The Company announced that Dan Mondor has been named as CEO effective immediately, replacing Sue Swenson, CEO of Inseego since 2015. Mr. Mondor is a veteran telecommunications executive with in-depth knowledge of domestic and international markets and strong relationships in the global enterprise, telco, and mobility markets. After a successful 16+ year career at Nortel Networks, Mr. Mondor served at CEO of a number of public and private communications-related companies. From 2015 to 2016, Mr. Mondor served as President & CEO of Spectralink, a global designer and manufacturer of purpose-built mobile workforce products. Prior to Spectralink, from 2008 to 2014, he was the President and CEO of Concurrent Computer Corporation (Nasdaq: CCUR), a designer and manufacturer of cloud based IP video delivery systems and SaaS multi-media data analytics. Previously he served as President of Mitel Networks, Inc. (Nasdaq: MITL), a global leader in enterprise and mobile communications technologies. Mr. Mondor brings substantial restructuring and turn-around expertise, together with experience heading up mobile solution businesses, making him the ideal candidate to lead the Company and maximize the potential of its various businesses.

“I am excited to join Inseego as the Company seeks to streamline its operating structure and realize the full value of its broad and unique portfolio of assets,” said Mr. Mondor. “While Ctrack’s opportunity within fleet management and telematics is obviously compelling, I believe there is also vast untapped opportunity for the MiFi mobile broadband business and Inseego’s DMS business,” added Mondor.

In addition, the Company announced that Philip Falcone has been elected Chairman of the Board of Directors of Inseego. As Chairman, President and CEO of Inseego’s largest shareholder, HC2 Holdings, Inc. (NYSE: HCHC), Mr. Falcone has over two decades of experience in leveraged finance, distressed debt and special situations investing. Mr. Falcone served as a director, Chairman and CEO of HRG Group Inc. from July 2009 to November 2014. Mr. Falcone is also the CIO and CEO of Harbinger Capital Partners LLC (“Harbinger Capital”) and other Harbinger Capital affiliated funds.

Termination of MiFi Sale; Revised Corporate Strategy & Restructuring

Following a thorough strategic review, the Board of Directors decided to terminate the purchase and sale agreement it entered into with TCL in September 2016 with respect to the sale of its MiFi business. In connection with the strategic review, the Board confirmed that market opportunities and the underlying business fundamentals of the MiFi mobile broadband business have significantly improved since the Company decided to seek the sale of the business in early 2016. The Company believes opportunities associated with 5G, advanced home networking technologies, and next-generation fixed wireless technologies will facilitate product roadmap expansion, resulting in increased product breadth, improved relationships with its supply chain vendors, and the expansion of its customer base. In addition, the Company’s shift to a more modular architecture for all products is expected to increase opportunities with new carriers and international markets. As part of the Company's review, discussions with leading global manufacturers also highlighted the opportunity to improve MiFi product development and manufacturing processes.

As a result, instead of pursuing a sale of the MiFi business, the Company will immediately execute a Board-approved restructuring plan that is expected to result in a minimum of $15 million of annualized cost savings. This will drive the Company to near-term profitability and reduced leverage. The expense reductions are the result of a shift to a more streamlined operating structure. Furthermore, the Company will continue to look for additional operating efficiencies and exit from underperforming businesses. Management and the Board expect these efforts will result in the Company achieving positive free cash flow by the end of 2017, and position the Company for profitable growth in 2018 and beyond.

“Prior to the pursuit of a number of distracting acquisitions and the expansion into IoT hardware and modules, the MiFi team was one of the most innovative engineering teams in wireless technologies, having invented PC cards, USB sticks and the MiFi hotspot. Unburdened by these distractions and fueled by expanding global market opportunities, the MiFi business is well-positioned to build on its history of innovation to deliver exciting products which should drive revenue and profit growth,” said Mr. Falcone. “That said, our immediate priority is to focus on our current customers as we reaffirm our commitment to them and the MiFi business.”

Improved Profitability Outlook

The Company’s new financial targets include:

•	Positive free cash flow in the fourth quarter 2017

•	Minimum $25 to $30 million annualized Adjusted EBITDA run-rate by year-end 2017

•	Minimum $30 to $40 million annualized Adjusted EBITDA run-rate by year-end 2018

•	Leverage Ratio (Total Net Debt/Adjusted EBITDA) of 3-4x by year-end 2018

In addition, the Company is reviewing the potential to monetize certain non-core assets, brands and IP to enable the Company to focus on its highest return opportunities and to further strengthen its balance sheet.

Conference Call Scheduled to Discuss Revised Corporate Strategy and Restructuring

Inseego will host a conference call and live webcast for analysts and investors at 8:30 a.m. ET on Thursday, June 8, 2017, to discuss the Company’s revised corporate strategy, its restructuring plans and other matters disclosed in this press release.

For parties in the United States, call toll free 1-844-881-0135 to access the conference call. International parties can access the call at 1-412-317-6727.

An audio replay of the conference call will be available beginning one hour after the call, through Thursday, June 22, 2017. To hear the replay, parties in the United States may call 1-877-344-7529 and enter access code 10108787 followed by the # key. International parties may call 1-412-317-0088.

About Inseego Corp.

Inseego Corp. (Nasdaq: INSG) is a leading global provider of MiFi®-branded intelligent wireless solutions for the worldwide mobile communications market and software-as-a-service (SaaS) and solutions for the Internet of Things (IoT). The Company sells its telematics solutions under the Ctrack brand, including its fleet management, asset tracking and monitoring, stolen vehicle recovery, and usage-based insurance platforms. Inseego Corp. also sells business connectivity solutions and device management services through Inseego North (formerly Feeney Wireless). The Company is headquartered in San Diego, California. www.inseego.com Twitter @inseego

Non-GAAP Financial Measurements

Adjusted EBITDA, free cash flow and net debt are non-GAAP financial measurements that the Company believes help management and investors better assess the Company's performance when planning, forecasting and analyzing future periods.

Adjusted EBITDA excludes interest, taxes, depreciation and amortization (unrelated to acquisitions and the convertible notes), share-based compensation and foreign currency transaction gains and losses and is fully-described in the Company’s most recent quarterly earnings release for the first quarter ended March 31, 2017 issued on May 10, 2017. Investors and potential investors are encouraged to review the reconciliation of our non-GAAP financial measures contained in that press release.

Free cash flow is Adjusted EBITDA less normalized interest payments, capital expenditures and tax payments.

Investors and potential investors are cautioned that there are material limitations associated with the use of non-GAAP financial measures as an analytical tool. The limitations of relying on non-GAAP financial measures include, but are not limited to, the fact that other companies, including other companies in our industry, may calculate non-GAAP financial measures differently than we do, limiting their usefulness as a comparative tool.

Cautionary Note Regarding Forward-Looking Statements

Certain statements in this press release may constitute forward-looking statements. These forward-looking statements relate to a variety of matters, including, without limitation, statements regarding Management and leadership changes, the expected results from changes in the Company’s operating structure, the anticipated success of the Company’s revised corporate strategy, the potential benefits from the Company’s restructuring and cost-cutting actions, and future financial results, including cash flow and Adjusted EBITDA targets, and the Company’s ability to achieve such results. These forward-looking statements are made on the basis of the current beliefs, expectations and assumptions of the management of the Company and are subject to significant risks and uncertainty. Investors are cautioned not to place undue reliance on any such forward-looking statements. All such forward-looking statements speak only as of the date they are made, and the Company undertakes no obligation to update or revise these statements, whether as a result of new information, future events or otherwise, except as may be required by law. These forward-looking statements involve many risks and uncertainties that may cause actual results to differ materially from what may be expressed or implied in these forward-looking statements. These include risks related to cost-cutting measures, risks related to implementing the Company’s revised strategy, which includes retaining and focusing on the Company’s MiFi hardware business which the Company previously sought to sell, risks related to monetizing underperforming assets, risks related to retaining key employees following the restructuring, and risks related to the Company’s financial leverage and ongoing dependence on relatively few suppliers and customers. For a further discussion of risks and uncertainties that could cause actual results to differ from those expressed in these forward-looking statements, as well as risks relating to the business of Inseego Corp. in general, see the risk disclosures in our Annual Report on Form 10-K for the year ended December 31, 2016, and in other subsequent filings made with the SEC by Inseego Corp. (available at www.sec.gov).

Inseego Corp.
Media Relations Contact:

Diana Hoogbruin
(858) 812-8046
diana.hoogbruin@inseego.com

Investor Relations Contact:

Michael Sklansky
(858) 431-0792
michael.sklansky@inseego.com